EXHIBIT 23.3

            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Patient Safety Technologies, Inc. for the registration of 2,996,494 shares of its common stock and to the incorporation by reference therein of our report dated March 30, 2005, with respect to the financial statements and financial highlights of Franklin Capital Corporation (currently known as Patient Safety Technologies, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                                   /s/ Ernst & Young LLP
                                                   -----------------------
                                                   ERNST & YOUNG LLP


New York, New York
May 3, 2005